Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of MFS placeStateCalifornia Insured Municipal Fund

In planning and performing our audit of the financial statements of MFS California Insured Municipal
Fund (the Fund) as of and for the year ended dateYear2008Day30Month11lstransNovember 30, 2008, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A companys  internal  control
over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent  limitations,
internal control over financial reporting may not prevent or detect misstatements.Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.



Our  consideration  of the Funds  internal  control
over financial  reporting was for the limited purpose
described in the first paragraph and would not
necessarily  disclose all  deficiencies in
internal control
that might be material weaknesses under standards
established by the Public Company Accounting  Oversight
Board  (country-regionplaceUnited  States).  However,
we noted no  deficiencies  in the  Funds  internal
control over  financial  reporting and its operation,
including  controls over  safeguarding  securities,
that    we     consider     to    be    a    material
weakness     as    defined     above    as    of
dateYear2008Day30Month11lstransNovember 30, 2008.

This report is intended solely for the information and use of management and the Board of Trustees of MFS California Insured Municipal Fund and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


  [GRAPHIC OMITTED]
placeCityBoston, StateMassachusetts
dateYear2009Day20Month1lstransJanuary 20, 2009